EXHIBIT (10a)



















                        DIXIE YARNS, INC.


             NONQUALIFIED DEFINED CONTRIBUTION PLAN



                 (As Restated November 18, 1993)



                 DIXIE YARNS, INC. NONQUALIFIED
                    DEFINED CONTRIBUTION PLAN
               (as Restated on November 18, 1993)

                            ARTICLE I
                    ESTABLISHMENT AND PURPOSE


Establishment. Except as otherwise stated, effective as of December 31, 1989, Dixie Yarns, Inc. ("Company") hereby adopts an unfunded deferred compensation plan to be known as the "Dixie Yarns, Inc. Nonqualified Defined Contribution Plan" (the "Plan").

Purpose. The Plan is intended to provide unfunded deferred compensation benefits to certain individuals who are highly compensated employees of the Employer, and it is the intention of the parties that this Plan be unfunded for tax purposes and for the purposes of ERISA.

                           ARTICLE II
                           DEFINITIONS

As used herein, the following words and phrases have the meanings ascribed to them in this Article unless a different meaning is plainly required by the context. Words in the masculine gender shall be deemed to include the feminine gender and words in the feminine gender shall be deemed to include the masculine gender. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.


2.1 "Account" means the balance the balance, as determined by the Committee posted to the record of each Participant as of each Valuation Date, consisting of the Employer's contributions, forfeitures, and his allocated share of earnings, less any payments (including expenses) therefrom.

2.2 "Beneficiary" means the person or persons designated by the Participant under the rules and forms prescribed by the Committee.

2.3 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.4 "Change of Control" means any event which results in a "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) acquiring directly or indirectly, whether by sale, transfer, assignment, pledge, hypothecation, gift, or other disposition, in one or more transactions, a majority controlling interest in the voting capital stock of the Company, or the entering into of any agreement with the Company to do any of the foregoing. Except, a Change of Control shall not include any transaction in which one or more members of the Frierson family (which shall include all current members of the family of J. Burton Frierson, including descendants and spouses, and trusts for the benefit of same, who presently own capital stock) have a majority controlling interest in the Company.


2.5 "Code" means the Internal Revenue Code of 1986. Reference to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

2.6 "Committee" means the Retirement Committee designated by the Board.

2.7 "Compensation" means the remuneration paid to an Eligible Employee for services rendered to the Employer, as reported or reportable on Form W-2 for Federal Income Tax withholding purposes (or similar form required for such purposes), excluding extra year-end pay, vacation allowances, severance pay, cash profit-sharing, payment for incidental benefits and non-recurring compensation. Compensation shall include any contribution made under the Dixie Yarns, Inc. Nonqualified Employee Savings Plan and any amounts excluded from income of an Eligible Employee under Sections 125 or 401(k) of the Code; however, Compensation shall not include amounts contributed by the Employee under any other benefit plan. For the purposes of this Plan, it shall be presumed that no Compensation is paid on December 31.

2.8    "DC Plan" means the Dixie Yarns, Inc. Defined Contribution
       Plan, as amended from time to time, or if terminated by the Company prior to the termination of this Plan, the provisions of the DC Plan as in existence as of the date of its termination.

2.9 "Effective Date" means December 31, 1989, unless otherwise specified herein.

2.10 "Eligible Employee" means an Employee as determined by the Board or Committee (or in the case of initial Participants, by the Vice President - Human Resources) to be eligible to participate in this Plan and shall be limited to employees who are in a select group of management or highly compensated employees of the Employer, provided, however, that no person may be an Eligible Employee until he has been employed by the Company for six months.

2.11 "Eligible Retirement" means the date of termination of employment (other than on account of death or Total and Permanent Disability) after a Participant reaches age 60 and has received credit for five (5) Years of Service.

2.12 "Employee" means all employees of the Employer whose wages are exempt from the provisions of the Fair Labor Standards
       Act of 1947, as amended.

2.13 "Employer" means Dixie Yarns, Inc., and all of its subsidiaries.


2.14 "Employer Contribution Account" means the account established for each Participant to which contributions described in Section 4.1, forfeitures, and the earnings thereon are credited.

2.15 "Participant" means any Eligible Employee who has agreed to be bound by the terms and conditions of the Plan by signing a Participation Agreement.

2.16 "Participation Agreement" means the form designated by the Committee to be signed by each Participant.

2.17   "Plan Year" means the period commencing on the Effective
       Date and ending on December 30, 1990, and thereafter each 12-month period beginning each December 31 and ending on the following December 30th.

2.18 "Totally and Permanently Disabled" means the condition of a Participant suffering from a physical or mental condition arising after the date on which he is first employed by the Employer which, in the opinion of the Committee based upon appropriate medical advice and examination by two physicians, one of whom shall be selected by the Company and one of whom must be a member of a generally recognized Medical Association, and in accordance with uniform rules applied uniformly to all Participants, totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit (except for the purpose of rehabilitation which is not incompatible with such finding of total and permanent disability). This definition shall exclude a disability arising from:

       (a) Chronic or excessive use of intoxicants, drugs or narcotics;

       (b)  Self-inflicted injury or sickness;

       (c) Incapacity incurred while or as a result of engaging in an unlawful enterprise; and

       (d)  Disability incurred as a result of military service.

2.19 "Valuation Date" means the last day of the Plan Year and any other date designated by the Committee.

2.20 "Year of Service" shall have the same meaning given such term in the DC Plan and shall be determined in the sole discretion of the Committee, in accordance with the rules and/or procedures utilized under the DC Plan for such purpose. All Years of Service credited with respect to any Participant prior to the Effective Date shall also be counted for purposes of this Plan.






                           ARTICLE III
                           ELIGIBILITY

3.1 Eligibility to Participate. Each Employee of the Employer who is selected for participation in the Plan will become a Participant in this Plan as of the first day of the first calendar month which begins after he has signed a Participation Agreement.


3.2 Participation. A Participant shall remain a Participant so long as he remains an Employee but shall cease to be a Participant if he terminates employment with the Employer prior to the date on which he becomes eligible for payment of benefits under Article VII of the Plan. Should a Participant cease to be an Employee, but later become re-employed by the Employer, he shall again become a Participant if such individual is selected for participation in the Plan after his re-employment.

                           ARTICLE IV
                          CONTRIBUTIONS

4.1    Employer Contributions.  The Employer contribution for any
       Plan Year shall be determined as follows:

       (a) For each Plan Year, the Employer shall contribute out of combined net profits a percentage of the Compensation of each Participant for such Plan Year related to the percentage of "combined net profits of the Employer" for such Plan Year to the "combined net worth" of the Employer as of the first day of such Plan Year in accordance with the Schedule attached hereto as Exhibit A. For the purposes of such computation, "combined net profits of the Employer" shall mean the current combined earnings and profits of the Employer computed in accordance with generally accepted accounting practices, including as a deduction all contributions to any employee benefit plans maintained by the Employer for the benefit of its employees and all state, federal and local income taxes, adjusted however, for capital gains and losses, all as determined by the auditors of the Company for each Plan Year, and any changes or adjustments by reason of an Internal Revenue Service audit shall be disregarded; and "combined net worth" shall mean the sum of the net worth of the Company and all of its subsidiaries, including capital, surplus, accumulated earnings, and profits and tax-paid reserves.

       (b) In addition, the Employer may in any Plan Year in the discretion of the Board of Directors of the Company, make an additional contribution out of net profits in such amount as the Board of Directors of the Company may determine but such amount shall be applied as a uniform percentage of the Compensation of all Participants; and in no event shall the total contributions for any Plan Year exceed the maximum amount that would otherwise be deductible from the Employer's income for the purposes of Federal income taxation as provided under Section 404 of the Code if this Plan were treated as the DC Plan for such purpose. The determination of such additional amount for each Plan Year shall be made by the Board of Directors of the Company prior to the due date (including extensions thereof) for filing the Federal income tax return of the Company for the fiscal year of the Company coinciding with, immediately preceding, or ending on the December 31 immediately after such Plan Year and shall be recorded in the minute book of the Company. The Employer's contribution shall be made in cash, on or before the date specified by the Committee, in its sole discretion, for making such contribution.

4.2 Participant Contributions. Participant contributions shall neither be permitted nor required under the terms of this Plan.

                            ARTICLE V
                            ACCOUNTS

5.1 Establishment of Accounts. The Committee shall establish an Employer Contribution Account for each Participant, to which Employer contributions described in Section 4.1, if any, and the earnings thereon will be credited.

5.2 Allocation of Employer Contributions and Forfeitures. As of the Valuation Date coinciding with the end of each Plan Year, the aggregate Employer contribution for such Plan Year and the sum of all forfeitures occurring during such Plan Year, as determined in accordance with Article VI, shall be allocated among all Participants' Accounts in the proportion that the Compensation of each such Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year. In the event any portion of a Participant's Employer Contribution Account is forfeited and allocated and such Employee later completes a Year of Service (regardless of whether such person has again become a Participant), then notwithstanding the foregoing, Employer contributions shall first restore the Participant's Employer Contribution Account to its value as of the day it was allocated to other Participants; provided the terms of the DC Plan would require the value of such account to be restored if such account were held pursuant to that Plan.

5.3    Adjustments to Account Balances.

       (a) Regular Valuation Dates. As of each Valuation Date, the Committee will determine the value of each Participant's Account. The Account balance of each
            Participant will be adjusted to reflect the following events since the preceding Valuation Date:

            (1) Payments from his Account (as if made on the first day following the preceding Valuation Date regardless of when paid);


            (2) Earnings credited to the Participant's Account which shall be the overall rate of gross earnings of all assets (other than life insurance policies) held in trust, for life insurance policies in which investments are held in a separate account, such rate shall be gross earnings reduced by the fees of investment managers of investment funds held in such account, and for life insurance policies which have no separate account, such rate shall be the rate of interest credited to the cash value of the policy by the insurance company; proceeds from death benefits from life insurance shall not be considered earnings;

            (3) The Account's pro rata share of expenses (as if made on the first day following the preceding
                 Valuation Date regardless of when paid); and

            (4)  The allocation of contributions and forfeitures
                 (as if made on the day before the Valuation
                 Date).

       (b)  Valuations Binding.  In determining values, the
            Committee will exercise its best judgment, and all determinations of value will be binding upon all Participants and their Beneficiaries.

       (c) Statement of Account Balances. As soon as practicable after the end of each Plan Year, the Committee will provide to each Participant and Beneficiary for whom an Account is maintained, a statement showing all allocations to and payments from his Account, and the current value of his Account. For any Plan Year, the Committee may provide statements more frequently.

       (d) Correction of Errors. As soon as practicable after it discovers any error in any Participant's Account balance, the Committee will correct the error. If possible, the error will be corrected as if it had never been made. Otherwise, any necessary addition to the Account will be treated as an expense of the Plan, and any necessary subtraction from the Account will be used to reduce the Employer's contribution for the same or the next Plan Year.


                           ARTICLE VI
                             VESTING

A Participant shall become one hundred percent (100%) vested in the amounts credited to his Employer Contribution Account upon death, Total and Permanent Disability, the completion of five (5) Years of Service, or such action as may be taken in accordance with Section
7.2 of this Plan. If a Participant terminates employment with the Employer before completing five (5) Years of Service, then he shall forfeit all amounts then credited to his Employer Contribution Account; and such forfeited amounts will be reallocated in accordance with Section 5.2 of this Plan.

                           ARTICLE VII
                       PAYMENT OF BENEFITS

7.1 Timing of Distributions. Except as otherwise provided herein, benefits under this Plan shall be paid in a single lump sum as soon as practicable after the Committee has received satisfactory evidence that the Participant is Totally and Permanently Disabled, has died, has terminated employment, or as otherwise provided in Sections 7.2 and/or 7.3, provided, however, that if any part of such distribution is not deductible for Federal income tax purposes, the Committee may postpone payment of any nondeductible part until such time as it determines the distribution (or the part thereof to be distributed) will be deductible. A Participant may make an election to have all amounts paid on account of Eligible Retirement paid in 180 monthly payments. Such election must be made on the later of June 30, 1994, or at the end of the first six months following the date the Participant first became eligible to participate in the Plan. The Participant may change his election but only with the approval of the Committee if such request is made not more than 15 months nor less than 12 months prior to the Participant's Eligible Retirement. Monthly payments shall begin as soon as practicable after the Committee has received satisfactory evidence of Eligible Retirement and continue each month thereafter until 180 payments are made. Payments shall be made by assuming that the Account as of the first day of the month in which payments commence has been invested in an annuity for such 180 months earning a rate of interest on the unpaid balance equal to the prime rate as established by the American National Bank and Trust Company of Chattanooga, Chattanooga, Tennessee, as of that date. Notwithstanding the above, if upon Eligible Retirement the value of Participant's Account does not exceed $10,000, this amount shall be distributed in a lump sum.

7.2 Unusual Events. In the event of an impending Change of Control or the probable occurrence of any other extraordinary or unusual event, if the Committee determines that such change equitably requires an adjustment in the rate at which amounts credited to a Participant's Employer Contribution Account become vested, or the terms of distribution of any benefit under this Plan, then such adjustment may be made immediately by the Committee and without notice to the Participants. Any action taken by the Committee pursuant to this Article is void if it has the effect of divesting the Participants of their benefits.
       Such adjustment made by the Committee shall be final, conclusive and binding for all purposes of the Plan.

7.3 Liquidation or Dissolution. In the event of any liquidation or dissolution of the Company (or of any successor), or in the event of the winding up of business of the Company (or of any successor), the balance of the Employer Contribution Accounts shall be distributed within sixty (60) days of the date of such event; provided such liquidation or dissolution is not part of a plan of reorganization of the corporate structure of the Company.

7.4 Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time any amounts are deferred or deferred compensation payments are made under this Plan, the Company shall withhold from such amounts that are deferred or from deferred compensation payments, as the case may be, any taxes required to be withheld for federal, state or local government purposes.


                          ARTICLE VIII
                       SOURCES OF PAYMENTS

The Company has established a trust fund ("Trust") which may be used to provide for its benefit obligations hereunder and which the Company will to the extent necessary conform to the terms of the model trust as described in Rev. Proc. 92-64. Benefits payable under this Plan to a Participant may be paid directly by the Company from the Trust in such proportions as the Company determines. To the extent that such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Company. The Trust is an irrevocable grantor trust, the assets of which are subject to the claims of the creditors of the Company in the event of its insolvency. If so directed by the Committee, expenses of administering the Plan (including reimbursement to the Company of any payment of benefits or expenses paid by the Company) may be paid from the Trust assets. The assets of the Trust are considered general assets of the Company in the event of bankruptcy or insolvency of the Company. The Board shall have an express obligation to notify the trustee of the Trust in the event of bankruptcy or insolvency or impending insolvency or bankruptcy of the Company. Upon receipt of such notice, the trustee of the Trust shall be obligated to suspend payments from the Trust and hold the Trust assets for the benefit of general creditors or to satisfy the claims of such creditors as directed by a court of competent jurisdiction. The trustee may resume payments to Participants and/or their designated Beneficiaries only after determining that the Company is not bankrupt or insolvent.

The Company's obligation to pay benefits pursuant to this Plan shall constitute only a general contractual liability of the Company; and the Company shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan. Participants and/or their designated Beneficiaries shall not have any property interest in any specific assets of the Company other than the unsecured right to receive payments from the Company as provided herein.

                           ARTICLE IX
                       PLAN ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full power and authority to do all things necessary or appropriate for the proper administration hereof. Such power and authority shall include full power and discretionary authority to construe the Plan and Participation Agreement (including the power to interpret all ambiguities) and to determine all questions which may arise thereunder, including questions relating to the status and rights of Participants, Beneficiaries and other persons hereunder. The Committee shall be responsible for resolving any dispute or controversy relating to the Plan or benefits due thereunder. The decision of the Committee shall be final and binding on all parties hereto, and judgment may be entered on the Committee's award in any court having jurisdiction thereof. The Committee may delegate such aspects of the administration to such individuals as the Committee determines.

                            ARTICLE X
                   NON-ALIENATION OF BENEFITS

The interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by a Participant, his beneficiary, or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Company may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated or encumbered. Additionally, the benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(q) of the Code) with respect to any Participant, nor shall the Committee, the Company, or any subsidiary of the Company be required to comply with the terms of such order in connection with this Plan.

                           ARTICLE XI
                    AMENDMENT AND TERMINATION

The Company hereby reserves the right, by action of the Board, to amend or terminate this Plan at any time, provided that the Board may specifically delegate to the Committee or to the President the right to amend the Plan. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan in any manner that would diminish or otherwise reduce the benefits Eligible Employees had accumulated prior to such amendment or termination.
Furthermore the Company shall not amend or terminate the Plan, or take any other action that would otherwise result in a reversion of any assets held pursuant to the Plan of the Company, except as otherwise provided in Article VIII of this Plan.

                           ARTICLE XII
                       GENERAL PROVISIONS

12.1 Benefits to Whom Paid; Facility of Payment. Payments for a deceased Participant shall be made to the Participant's Beneficiary; and, in the sole discretion of the Committee whenever a Participant has terminated employment and is entitled to receive future payments in the form of an annuity, such payments may be made in a lump sum. All other payments shall be made to the Participant. Notwithstanding the foregoing, when any person entitled to a distribution under this Plan is under a legal disability, or, in the opinion of the Committee, is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that the distribution to which such person otherwise would be entitled shall be made to such person's legal representative(s) or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such distribution for the benefit of such person in such manner as the Committee considers advisable. Any payment made in good faith in accordance with provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

       Any property, whether principal or income, distributable to any person (adult or minor) entitled to payment of benefits under the terms of this Plan may be applied for the benefit of such person, and in the case of a minor, may be paid or delivered directly to the minor, to a guardian or parent of the minor, to a person with whom the minor resides, to a custodian for the minor under any Uniform Gifts to Minors Act or similar statute or to the trustee of a trust created by the Participant by will or otherwise for the benefit of such minor.

12.2 No Guarantee of Employment. This Plan is not a contract of employment, and nothing in this Plan shall be construed as guaranteeing future employment to Eligible Employees. An
       Eligible Employee continues to be an Employee of the Employer solely at the will of the Employer.

12.3 Successors. The provisions of this Plan shall be binding upon the Company and all of its subsidiaries and their successors and assigns and upon every Participant and his heirs, Beneficiaries, estate and legal representatives.

12.4 Required Information to Committee. Each Participant will furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan; and the provisions of the Plan respecting any payments thereunder are conditional upon that Participant furnishing promptly such true, full and complete information as the Committee may request. Each Participant will submit proof of his age to the Committee at such time as required by the Committee. The Committee will, if such proof of age is not submitted as required, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof. Any notice or information which, according to the terms of the Plan or the rules of the Committee, must be filed with the Committee, shall be deemed so filed if delivered in person to the Committee or mailed to and received by the Committee at the following address:

                      Retirement Committee
                      c/o Dixie Yarns, Inc.
                          P.O. Box 751
                  Chattanooga, Tennessee  37401

12.5 Indemnification. The Company will indemnify and hold harmless the Committee and each member and each person to whom the Committee has delegated responsibility under
       Article IX from all joint and several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own willful misconduct; provided that any person who is insured against losses arising from the administration of the Plan will be entitled to indemnification only to the extent that the amount of his liability exceeds the amount payable through insurance.

12.6 Designation of a Beneficiary. Each Participant shall specifically designate, by name, on forms provided by the Committee, the Beneficiary(ies) who shall receive any benefits which might be payable after his death. Such designation may be made at any time satisfactory to the Committee. If a Participant has not designated a Beneficiary in the manner provided above, the Participant's estate shall be the Beneficiary. A designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time or from time to time in such manner as may be provided by the Committee; and the Committee shall have no duty to notify any person designated as a Beneficiary of any change in any such designation which might affect such person's present or future rights hereunder. Except as provided in Section 12.1, any payment under this Plan which may be made to a Beneficiary after the death of a Participant shall be made only to the person(s) or trust(s) designated pursuant to this Section by the Participant.

12.7 Claims Submission and Review Procedure. Any claim for benefits must initially be submitted in writing to the Committee. If such claim is denied (in whole or in part), the claimant shall receive from the Committee notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Plan. Such notice shall be provided within 90 days of the date the claim for benefits is received. Any disagreements about such interpretations and construction may be appealed within 60 days to the Company, or any committee of the Board designated for this purpose. The Company shall respond to such appeal within 60 days with a notice in writing fully disclosing its decision and the reasons therefore. No member of the Board of Directors, or any committee thereof, shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

12.8 Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time deferred compensation payments are made under this Plan, the Company shall withhold from such deferred compensation payments any taxes required to be withheld for federal, state or local government purposes.

12.9 Official Actions. Any action required to be taken by the Board pursuant to the Plan may be performed by any person or persons, including a committee, to which the Board delegates the authority to take actions of that kind. Whenever under the terms of this Plan a corporation is permitted or required to take some action, such action may be taken by an officer of the corporation who has been duly authorized by the board of directors of such corporation to take actions of that kind.

12.10 Unclaimed Benefits. In the event the Committee cannot locate any person entitled to receive any Participant's Account balance, with reasonable effort and after a period of five years, such Participant's interest will be canceled but will be reinstated within 60 days after the Participant or, if he is dead, his Beneficiary is located.

12.11 Controlling State Law. To the extent not superseded by the laws of the United States, the Plan will be construed and enforced according to the laws of the State of Tennessee.

12.12 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan; and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.


IN WITNESS WHEREOF, the Dixie Yarns, Inc. Nonqualified Defined
Contribution Plan, as amended, is executed on behalf of the Company as of November 18, 1993.

                                   DIXIE YARNS, INC.


                                   By: \s\ W. Derek Davis
                                   Title: V.P., Human Resources
ATTEST:

\s\ Jeffery Laseter



                            EXHIBIT A


                 DIXIE YARNS, INC. NONQUALIFIED
                    DEFINED CONTRIBUTION PLAN


PERCENT OF COMBINED NET PROFITS    PERCENT OF COMPENSATION OF
    TO COMBINED NET WORTH          PARTICIPANTS TO BE CONTRIBUTED
                                          BY THE EMPLOYER

            Less than 4%                          0

                 4                                4

                 5                                5

                 6                                6

                 7                                7

                 8                                8

                 9                                9

            10 and over                           10



               LIST OF OMITTED SCHEDULES AND EXHIBITS


OMITTED ITEM                              DESCRIPTION
____________                              ___________


Schedule A                                Beneficiary Designation

Schedule B                                Election of Form of Benefit
                                          Payment at Eligible Retirement

Form of Participation Agreement